Dentsply Sirona Reports Preliminary First Quarter 2022 Results

•Net sales decreased (6.1%) to $965 million, organic sales decreased (1.4%)
•Operating income of $93 million, adjusted operating income of $153 million
•EPS of $0.30, adjusted EPS decreased to $0.52 vs $0.72 in Q1 2021
•Operating cash flow increased to $93 million vs $49 million in Q1 2021
•Updated FY22 outlook: organic sales growth of 2% to 3%; adj. EPS range of $2.35 to $2.55
•Delays filing of Form 10-Q as previously communicated in the Company's filing of a Form 12b-25

Charlotte, N.C., May 10, 2022 - DENTSPLY SIRONA Inc. (“Dentsply Sirona” or the "Company") (Nasdaq: XRAY) today announced its preliminary financial results for the first quarter of 2022.

First quarter net sales of $965 million decreased (6.1%), compared to $1,027 million in the first quarter of 2021. Net income for the first quarter of 2022 was $65 million, or $0.30 per diluted share, compared to $117 million, or $0.53 per diluted share in the first quarter of 2021. Adjusted earnings per diluted share decreased to $0.52 compared to $0.72 in the first quarter of 2021. A reconciliation of Non-GAAP measures (including organic sales, adjusted operating income and margin, adjusted EPS, and adjusted EBITDA) to GAAP measures is provided below.

“The first quarter was a challenging quarter, and our financial performance and revised outlook reflect the impact of larger-than-expected macroeconomic headwinds and lower-than-expected performance in the United States. Despite these challenges, organic growth in Europe was robust, demand remains strong, and our teams are working diligently to reduce lead times to address supply chain challenges," said John Groetelaars, Interim Chief Executive Officer. "We are confident in our ability to address these transient headwinds and we have high conviction about our future. Dental remains an attractive market. We have a healthy innovation pipeline, leading digital capabilities, and a well-positioned portfolio which will drive sustainable growth long-term."

Q1 22 Summary Results (GAAP)

(in millions, except per share amount and percentages)	Q1 22	Q1 21	YoY
Net Sales	965	1,027	(6.1%)
Operating Income	93	154	(39.5%)
Operating Income %	9.7%	15.0%
Diluted EPS	0.30	0.53	(43.8%)
* Percentages are based on actual values and may not recalculate due to rounding.

Q1 22 Summary Results (Non-GAAP)[1]

(in millions, except per share amount and percentages)	Q1 22	Q1 21	YoY
Net Sales	965	1,027	(6.1%)
Organic Sales Growth %			(1.4%)
Adj. Operating Income	153	219	(30.0%)
Adj. Operating Income %	15.9%	21.3%
Adj. EPS	0.52	0.72	(27.5%)
[1] Organic sales growth, adjusted operating income, and adjusted EPS are Non-GAAP financial measures which exclude certain items. Please refer to "Non-GAAP Financial Measures" below for a description of these measures and to the tables at the end of this release for a reconciliation between GAAP and Non-GAAP measures.
* Percentages are based on actual values and may not recalculate due to rounding.

Segment Results

Technologies & Equipment
First quarter 2022 net sales were $565 million, down (5.4%) versus prior year. On an organic basis, net sales decreased by (0.5%) as compared to prior year. Currency negatively impacted sales by (5.3%) and acquisitions increased sales by 0.4%. The decline in organic sales was driven by supply chain constraints and a weaker sales performance in the U.S., partially offset by continued growth in dentist-directed clear aligners and Implants.

Consumables
First quarter 2022 net sales were $400 million, down (7.1%) versus prior year. On an organic basis, net sales decreased by (2.7%) as compared to prior year. Currency negatively impacted sales by (3.7%), while divestitures and discontinued products negatively impacted sales by (0.7%). The decline in organic sales was driven by a weaker sales performance in the U.S., the impact of COVID-19 variants on sales volumes in certain markets, supply chain constraints, and a tough comparison to the prior year due to the COVID-19 rebound; partially offset by increased pricing and demand for Endodontic Consumables.

Cash Flow and Liquidity

Operating cash flow in the first quarter of 2022 was $93 million, as compared to $49 million in the prior year. In the first quarter of 2022, the Company paid $24 million in dividends and executed share repurchases of $150 million, resulting in a total of $174 million returned to shareholders. At March 31, 2022, the Company had $374 million of cash available on its balance sheet.

Full Year 2022 Outlook

Based on the results of the first quarter and a challenging macroeconomic environment, we are updating our 2022 outlook. The revised outlook for 2022 includes organic sales growth of 2% to 3%, with net sales in the range of $4.1 billion to $4.2 billion. Adjusted operating income margin is expected to be greater than 17% for the full year. Adjusted EPS is estimated to be in the range of $2.35 to $2.55.

Further 2022 outlook assumptions are included in the Q1 2022 Earnings Presentation posted on the Investors section of the Dentsply Sirona website at https://investor.dentsplysirona.com. The Company does not provide forward-looking estimates on a GAAP basis as certain information is not available and cannot be reasonably estimated.

Recent Announcements & Additional Highlights

•Leadership Update - Appointed John Groetelaars, who serves on Dentsply Sirona’s Board of Directors, as Interim Chief Executive Officer; and Barbara Bodem as Interim Chief Financial Officer. The search process is underway for a permanent CEO and CFO. In the search, the Board is focused on identifying permanent leadership that can bring executional expertise and operating discipline to leverage the underlying strengths of Dentsply Sirona’s strong foundation and position in the dental market.

•Share Repurchase Program - In March, Dentsply Sirona announced a $150 million accelerated share repurchase program. At March 31, 2022, $770 million of authorization remained under the $1 billion share repurchase program.

•SureSmile Launches - In March, Dentsply Sirona introduced SureSmile VPro, SureSmile Retainers and SureSmile Whitening Kit as part of its clear aligner treatment offerings in the U.S. The latest additions are part of the brand’s ongoing commitment to provide doctors with clear aligner solutions for a comprehensive treatment approach.

•DS Core - In May, Dentsply Sirona introduced DS Core, a cloud-based solution powered by the collaboration between Dentsply Sirona and Google Cloud. Dentsply Sirona also introduced two new service offerings: DS Core Create and DS Core Care.

•Partnership with the Platform for Better Oral Health in Europe - As part of its sustainability strategy “Beyond: Taking action for a brighter world,” Dentsply Sirona has expanded its successful engagement for better oral health and healthy smiles, by joining the Platform for Better Oral Health in Europe as a corporate partner.

The amounts set forth above in this press release reflect preliminary financial results. These preliminary financial results are based upon information available to management as of the date of this press release. The Company’s actual results may differ from these results due to final adjustments and developments that may arise or information that may become available between now and the time the Company’s financial results for the three months period ended March 31, 2022 are finalized and included in the Company’s Form 10-Q for the three months period ended March 31, 2022. During the course of the Audit and Finance Committee’s investigation, the Company may identify items that could cause its actual results to be different from these preliminary financial results. The Company’s independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to the preliminary financial results, nor have they expressed any opinion or any other form of assurance on such results or their achievability, and assume no responsibility for, and disclaim any association with, such results.

Other Corporate Developments

The Company today has filed a Form 12b-25, Notification of Late Filing, with the U.S. Securities and Exchange Commission (SEC). As noted in the Form 12b-25, the Audit and Finance Committee of the Company’s Board of Directors commenced an internal investigation regarding certain financial reporting matters. The investigation is ongoing, and the Company cannot predict the duration or outcome of the investigation. As a result, the Company has not yet finalized its financial statements or its assessment of the impact of the investigation on its historical financial statements or for the financial statements for the three months ended March 31, 2022, and is therefore unable to file the Form 10-Q on a timely basis. For additional information, please refer to the Form 12b-25.

Conference Call/Webcast Information
Dentsply Sirona’s management team will host an investor conference call and live webcast on May 10, 2022 at 8:30 am ET. The live webcast of the investor conference call and a presentation related to the call will be available on the Investors section of the Company’s website at https://investor.dentsplysirona.com.

For those planning to participate on the call, please dial +1-866-777-2509 for domestic calls, or +1-412-317-5413 for international calls. A replay of the conference call will be available online on the Dentsply Sirona website, and a dial-in replay will be available for one week following the call at

+1-877-344-7529 (for domestic calls) or +1-412-317-0088 (for international calls), replay conference ID # 6490428.

About Dentsply Sirona
Dentsply Sirona is the world’s largest manufacturer of professional dental products and technologies, with a century of innovation and service to the dental industry and patients worldwide. Dentsply Sirona develops, manufactures, and markets a comprehensive solutions offering including dental and oral health products as well as other consumable medical devices under a strong portfolio of world class brands. Dentsply Sirona’s products provide innovative, high-quality and effective solutions to advance patient care and deliver better and safer dental care. Dentsply Sirona's headquarters is located in Charlotte, North Carolina. The Company’s shares of common stock are listed in the United States on Nasdaq under the symbol XRAY. Visit www.dentsplysirona.com for more information about Dentsply Sirona and its products.

Contact Information:
Investors:
Andrea Daley
Vice President, Investor Relations
+1-704-805-1293
InvestorRelations@dentsplysirona.com

Forward-Looking Statements and Associated Risks

All statements in this press release that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent current expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control. Furthermore, many of these risks and uncertainties are currently amplified by and may continue to be amplified by or may, in the future, be amplified by, the novel coronavirus (“COVID-19”) pandemic and the impact of varying private and governmental responses that affect our customers, employees, vendors and the economies and communities where they operate. For a written description of these factors, see the section titled “Risk Factors” in Dentsply Sirona’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and any updating information in subsequent SEC filings including the Company's Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2022. No assurance can be given that any expectation, belief, goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2022	2021

Net sales	$965	$1,027
Cost of products sold	450	448

Gross profit	515	579
Selling, general, and administrative expenses	374	382
Research and development expenses	45	40
Restructuring and other costs	3	3

Operating income	93	154

Other income and expenses:
Interest expense, net	12	14
Other expense (income), net	(2)	(9)

Income before income taxes	83	149
Provision for income taxes	18	32

Net income	65	117

Less: Net income attributable to noncontrolling interest	—	—

Net income attributable to Dentsply Sirona	$65	$117

Net income per common share attributable to Dentsply Sirona:
Basic	$0.30	$0.53
Diluted	$0.30	$0.53

Weighted average common shares outstanding:
Basic	217.0	218.8
Diluted	217.8	219.9

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	March 31, 2022	December 31, 2021

Assets
Current Assets:
Cash and cash equivalents	$374	$339
Accounts and notes receivables-trade, net	707	747
Inventories, net	541	504
Prepaid expenses and other current assets	264	247
Total Current Assets	1,886	1,837

Property, plant, and equipment, net	771	773
Operating lease right-of-use assets, net	204	193
Identifiable intangible assets, net	2,228	2,319
Goodwill	3,944	3,976
Other noncurrent assets	127	122
Total Assets	$9,160	$9,220

Liabilities and Equity
Current Liabilities:
Accounts payable	$285	$268
Accrued liabilities	618	679
Income taxes payable	53	57
Notes payable and current portion of long-term debt	347	182
Total Current Liabilities	1,303	1,186

Long-term debt	1,872	1,913
Operating lease liabilities	157	145
Deferred income taxes	406	408
Other noncurrent liabilities	516	525
Total Liabilities	4,254	4,177

Total Equity	4,906	5,043

Total Liabilities and Equity	$9,160	$9,220

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Three Months Ended March 31,
	2022	2021

Cash flows from operating activities:
Net income	$65	$117

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	29	32
Amortization of intangible assets	55	56
Deferred income taxes	(13)	(3)
Stock based compensation expense	11	13
Other non-cash (income) expense	(1)	19
Gain on sale of non-strategic businesses and product lines	—	(13)
Changes in operating assets and liabilities, net of acquisitions:
Accounts and notes receivable-trade, net	32	11
Inventories, net	(39)	(50)
Prepaid expenses and other current assets, net	(16)	(27)
Other noncurrent assets	3	(13)
Accounts payable	18	(17)
Accrued liabilities	(47)	(81)
Income taxes	2	(8)
Other noncurrent liabilities	(6)	13
Net cash provided by operating activities	93	49

Cash flows from investing activities:
Capital expenditures	(44)	(30)
Cash paid for acquisitions of businesses and equity investments, net of cash acquired	—	(92)
Cash received on sale of non-strategic businesses or product lines	—	19
Cash received on derivative contracts	1	—
Net cash used in investing activities	(43)	(103)

Cash flows from financing activities:
Cash paid for accelerated share repurchase	(150)	—
Proceeds on short-term borrowings	163	30
Cash paid for treasury stock	—	(90)
Cash dividends paid	(24)	(22)
Proceeds from long-term borrowings, net of deferred financing costs	5	4
Repayments on long-term borrowings, net	(2)	—
Proceeds from exercised stock options	5	33
Other financing activities, net	(7)	(8)
Net cash used in financing activities	(10)	(53)
Effect of exchange rate changes on cash and cash equivalents	(5)	(13)
Net increase (decrease) in cash and cash equivalents	35	(120)
Cash and cash equivalents at beginning of period	339	438
Cash and cash equivalents at end of period	$374	$318

Non-GAAP Financial Measures

In addition to results determined in accordance with U.S. generally accepted accounting principles (“US GAAP”) the Company provides certain measures in this press release, described below, which are not calculated in accordance with US GAAP and therefore represent Non-GAAP measures. These Non-GAAP measures may differ from those used by other companies and should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP. These Non-GAAP measures are used by the Company to measure its performance and may differ from those used by other companies.

Management believes that these Non-GAAP measures are helpful as they provide another measure of the results of operations, and are frequently used by investors and analysts to evaluate the Company’s performance exclusive of certain items that impact the comparability of results from period to period, and which may not be indicative of past or future performance of the Company.

Organic Sales

The Company defines "organic sales" as the reported net sales adjusted for: (1) net sales from acquired businesses recorded prior to the first anniversary of the acquisition, (2) net sales attributable to disposed businesses or discontinued product lines in both the current and prior year periods, and (3) the impact of foreign currency changes, which is calculated by translating current period net sales using the comparable prior period's currency exchange rates.

Adjusted Operating Income (Loss) and Margin

Adjusted operating income (loss) is computed by excluding the following items from operating income:

(1) Business combination related costs and fair value adjustments. These adjustments include costs related to consummating and integrating acquired businesses, as well as net gains and losses related to the disposed businesses. In addition, this category includes the post-acquisition roll-off of fair value adjustments recorded related to business combinations, except for amortization expense of purchased intangible assets noted below. Although the Company is regularly engaged in activities to find and act on opportunities for strategic growth and enhancement of product offerings, the costs associated with these activities may vary significantly between periods based on the timing, size and complexity of acquisitions and as such may not be indicative of past and future performance of the Company.

(2) Restructuring program related costs and other costs. These adjustments include costs related to the implementation of restructuring initiatives, including but not limited to, severance costs, facility closure costs, lease and contract termination costs, and related professional service costs associated with specific restructuring initiatives. Other costs include legal settlements, impairments of assets, and changes in accounting principle recorded within the period. The Company is continually seeking to take actions that could enhance its efficiency, consequently restructuring charges may recur but are subject to significant fluctuations from period to period due to the varying levels of restructuring activity and the inherent imprecision in the estimates used to recognize the impairment of assets, and as such may not be indicative of past and future performance of the Company.

(3) Amortization of purchased intangible assets. This adjustment excludes the periodic amortization expense related to purchased intangible assets, which are recorded at fair value in purchase accounting. Although these costs contribute to revenue generation and will recur in future periods, their amounts are significantly impacted by the timing and size of acquisitions, and as such may not be indicative of the future performance of the Company.

(4) Fair value and credit risk adjustments. These adjustments include the non-cash mark-to-market changes in fair value associated with pension assets and obligations and equity-method investments. Although these adjustments are recurring in nature, they are subject to significant fluctuations from period to period due to changes in the underlying assumptions and market conditions. The non-service component of pension expense is a recurring item, however it is subject to significant fluctuations from period to period due to changes in actuarial assumptions, interest rates, plan changes, settlements, curtailments, and other changes in facts and circumstances. As such, these items may not be indicative of past and future performance of the Company.

Adjusted operating margin is calculated by dividing adjusted operating income by net sales.

Adjusted Net Income (Loss)

Adjusted net income (loss) consists of the reported net income (loss) in accordance with US GAAP, adjusted to exclude the items identified above, the related income tax impacts, and discrete income tax adjustments such as: final settlement of income tax audits, discrete tax items resulting from the implementation of restructuring initiatives and the vesting and exercise of employee share-based compensation, any difference between the interim and annual effective tax rate, and adjustments relating to prior periods.

These adjustments are irregular in timing, and the variability in amounts may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.

Adjusted Earnings (Loss) Per Diluted Share

Adjusted earnings (loss) (EPS) per diluted share is computed by dividing diluted adjusted earnings (losses) attributable to Dentsply Sirona shareholders by the diluted weighted average number of common shares outstanding.

Adjusted EBITDA

Adjusted EBITDA is computed by excluding interest, income tax expense, depreciation and amortization, as well as the adjustments described above for computing Adjusted Operating Income.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

A reconciliation of reported net sales to organic sales by segment is as follows:

	Three Months Ended March 31, 2022			Q1 2022 Change			Three Months Ended March 31, 2021
(in millions, except percentages)	Technologies & Equipment	Consumables	Total	Technologies & Equipment	Consumables	Total	Technologies & Equipment	Consumables	Total

Net sales	$565	$400	$965	(5.4%)	(7.1%)	(6.1%)	$597	$430	$1,027
Foreign exchange impact				(5.3%)	(3.7%)	(4.6%)
Acquisitions				0.4%	—%	0.2%
Divestitures and discontinued products				—%	(0.7%)	(0.3%)
Organic sales				(0.5%)	(2.7%)	(1.4%)
* Percentages are based on actual values and may not recalculate due to rounding.

A reconciliation of reported net sales to organic sales by geographic region is as follows:

	Three Months Ended March 31, 2022				Q1 2022 Change				Three Months Ended March 31, 2021
(in millions, except percentages)	U.S.	Europe	ROW	Total	U.S.	Europe	ROW	Total	U.S.	Europe	ROW	Total

Net sales	$299	$416	$250	$965	(13.7%)	(0.6%)	(4.6%)	(6.1%)	$347	$418	$262	$1,027
Foreign exchange impact					(0.4%)	(7.4%)	(5.8%)	(4.6%)
Acquisitions					0.6%	—%	0.1%	0.2%
Divestitures and discontinued products					(0.4%)	(0.2%)	(0.3%)	(0.3%)
Organic sales					(13.5%)	7.0%	1.4%	(1.4%)
* Percentages are based on actual values and may not recalculate due to rounding.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

For the three months ended March 31, 2022, a reconciliation of selected items as reported in the Condensed Consolidated Statements of Operations to adjusted Non-GAAP items is as follows:

	GAAP								ADJUSTED NON-GAAP
(in millions, except per share amounts and percentages)	Three Months Ended March 31, 2022	Amortization of Purchased Intangible Assets	Restructuring Program Related Costs and Other Costs	Business Combination Related Costs and Fair Value Adjustments	Fair Value and Credit Risk Adjustments	Tax Impact of Non-GAAP Adjustments	Income Tax Related Adjustments	Total Non-GAAP Adjustments	Three Months Ended March 31, 2022

GROSS PROFIT	$515	32	—	—	—	—	—	$32	$547
% OF NET SALES	53.3%								56.7%
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	374	(23)	(2)	—	—	—	—	(25)	349
% OF NET SALES	38.7%								36.2%
RESEARCH AND DEVELOPMENT EXPENSES	45	—	—	—	—	—	—	—	45
RESTRUCTURING AND OTHER COSTS	3	—	(3)	—	—	—	—	(3)	—
OPERATING INCOME	93	55	5	—	—	—	—	60	153
% OF NET SALES	9.7%								15.9%
OTHER INCOME AND EXPENSE	10	—	—	—	(2)	—	—	(2)	8
INCOME BEFORE INCOME TAXES	83	55	5	—	2	—	—	62	145
PROVISION FOR INCOME TAXES	18	—	—	—	—	16	(2)	14	32
% OF PRE-TAX INCOME	21.1%								21.9%
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	—							—	—
NET INCOME ATTRIBUTABLE TO DENTSPLY SIRONA	$65							$48	$113
% OF NET SALES	6.8%								11.7%
EARNINGS PER SHARE - DILUTED	$0.30							$0.22	$0.52
* Percentages are based on actual values and may not recalculate due to rounding.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

For the three months ended March 31, 2021, a reconciliation of selected items as reported in the Condensed Consolidated Statements of Operations to adjusted Non-GAAP items is as follows:

	GAAP								ADJUSTED NON-GAAP
(in millions, except per share amounts and percentages)	Three Months Ended March 31, 2021	Amortization of Purchased Intangible Assets	Restructuring Program Related Costs and Other Costs	Business Combination Related Costs and Fair Value Adjustments	Fair Value and Credit Risk Adjustments	Tax Impact of Non-GAAP Adjustments	Income Tax Related Adjustments	Total Non-GAAP Adjustments	Three Months Ended March 31, 2021

GROSS PROFIT	$579	32	(1)	1	—	—	—	$32	$611
% OF NET SALES	56.4%								59.5%
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	382	(24)	(1)	(5)	—	—	—	(30)	352
% OF NET SALES	37.2%								34.3%
RESEARCH AND DEVELOPMENT EXPENSES	40	—	—	—	—	—	—	—	40
RESTRUCTURING AND OTHER COSTS	3	—	(3)	—	—	—	—	(3)	—
OPERATING INCOME	154	56	3	6	—	—	—	65	219
% OF NET SALES	15.0%								21.3%
OTHER INCOME AND EXPENSE	5	—	—	13	(4)	—	—	9	14
INCOME BEFORE INCOME TAXES	149	56	3	(7)	4	—	—	56	205
PROVISION FOR INCOME TAXES	32	—	—	—	—	13	2	15	47
% OF PRE-TAX INCOME	21.5%								22.9%
LESS: NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	—							—	—
NET INCOME ATTRIBUTABLE TO DENTSPLY SIRONA	$117							$41	$158
% OF NET SALES	11.4%								15.4%
EARNINGS PER SHARE - DILUTED	$0.53							$0.19	$0.72
* Percentages are based on actual values and may not recalculate due to rounding.

A reconciliation of as reported GAAP net income to Adjusted EBITDA for the three months ended March 31, 2022 and 2021 is as follows:

	Three Months Ended March 31,
(in millions)	2022	2021

GAAP net income	$65	$117
Interest expense, net	12	14
Income tax expense	18	32
Depreciation(1)	28	30
Amortization of purchased intangible assets	55	56
Restructuring program related costs and other costs	5	3
Business combination related costs and fair value adjustments	—	(7)
Fair value and credit risk adjustments	2	4
Adjusted EBITDA	$185	$249
(1) Excludes those depreciation related amounts which were included as part of the business combination related adjustments above.